UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2012
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 15, 2012, the Company held its 2012 Annual Meeting of Shareholders.  At the meeting, the shareholders voted on: (1) the election of seven directors and (2) the ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The voting results on these proposals were as follows:

Proposal 1: Election of Seven Directors

Director	Votes For	Withheld	Broker Non-Votes
Reed J. Killion	2,766,466	9,316	2,607,883
Bernard T. Marren	2,761,966	13,816	2,607,883
Carl J. Yankowski	2,761,866	13,916	2,607,883
Bruce I. Berkoff	2,761,866	13,916	2,607,883
Ross A. Young	2,762,866	12,916	2,607,883
William Wayne Patterson	2,761,966	13,816	2,607,883
Anthony J. LeVecchio	2,762,866	12,916	2,607,883

Proposal 2: Ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ended December 31, 2012

Votes For	Votes Against	Abstentions
4,782,660	12,428	588,577

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 15, 2012	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer